                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated October 22, 1997, except as to Note 10 which is as of December 2, 1997, relating to the Financial Statements of First Virtual Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
San Jose, California
December 3, 1997